UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2013

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ampio Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 14, 2013. The number of shares of common stock entitled to vote at the annual meeting was 41,759,666. The number of shares of common stock present, in person or represented by proxy, and entitled to vote at the annual meeting was 33,861,069. All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected.

The certified results of each of the matters voted upon at the annual meeting, which are more fully described in our definitive proxy statement, are as follows:

(1) Election of five (5) directors for terms expiring at the 2014 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD
Michael Macaluso	18,820,527	146,598
David Bar-Or, M.D.	18,484,395	482,730
Philip H. Coelho	16,686,704	2,280,421
Richard B. Giles	16,724,533	2,242,592
David R. Stevens, Ph.D.	16,913,664	2,053,461

There were 14,893,944 broker non-votes regarding this proposal.

(2) Ratification of the selection of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
33,669,688	158,709	32,672

There were no broker non-votes regarding this proposal.

(3) Proposal to amend the Company’s 2010 Stock Option and Incentive Plan (the “2010 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2010 Plan to 11,700,000 shares.

FOR	AGAINST	ABSTAIN
12,897,496	5,797,746	271,883

There were 14,893,944 broker non-votes regarding this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: December 17, 2013